As filed with the Securities and Exchange Commission on March 14, 2014	Registration No. 333-178109

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MADISON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	27-258073 (IRS Employer Identification No.)

8615 Ridgely’s Choice Drive, Suite 111
Baltimore, Maryland 21236
(410) 529-7400
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Madison Bancorp, Inc. 2011 Equity Incentive Plan
(Full Title of the Plan)

Michael P. Gavin
President, Chief Executive Officer and
  Chief Financial Officer
Madison Bancorp, Inc.
8615 Ridgely’s Choice Drive, Suite 111
Baltimore, Maryland 21236
(410) 529-7400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Copies to: Joel E. Rappoport, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by Madison Bancorp, Inc. (the “Company”) relates to the Registration Statement on Form S-8 (Registration Number 333-178109) filed by the Company on November 22, 2011 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pertaining to the securities that may be offered or sold under the Madison Bancorp, Inc. 2011 Equity Incentive Plan.

On March 14, 2014, the Company filed a Form 15 with the SEC to effect the deregistration of its common stock. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Madison Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on this 14th day of March 2014.

MADISON BANCORP, INC.

By:	/s/ Michael P. Gavin
Michael P. Gavin
President, Chief Executive Officer and Chief Financial Officer (Duly authorized officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael P. Gavin	President, Chief Executive Officer,	March 14, 2014
Michael P. Gavin	Chief Financial Officer and Director
(Principal executive, financial and accounting officer)

*	Chairman of the Board of Directors
David F. Wallace

*	Director
Frederick L. Berk

*	Director
Richard F. Funke

*	Director
Clare L. Glenn

*	Director
Melody P. Kline

*	Director
Brian D. Brunner

*	Director
Jaynee S. Agnone

* Pursuant to the Power of Attorney filed with the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 22, 2011.

/s/ Michael P. Gavin	March 14, 2014
Michael P. Gavin
Attorney-in-Fact